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                 [MINNESOTA LIFE INSURANCE COMPANY LETTERHEAD]

                                                                   EXHIBIT 99.2C

                                                       [LOGO FOR MINNESOTA LIFE]



April 4, 2001




Minnesota Life Insurance Company
Minnesota Life Variable Universal Life Account
400 Robert Street North
St. Paul, MN  55101-2098



RE:  MINNESOTA LIFE VARIABLE UNIVERSAL LIFE ACCOUNT
     FILE NUMBER 33-85496


Gentlepersons:


In my capacity as counsel for Minnesota Life Insurance Company ("the Company"), I reviewed certain legal matters relating to Minnesota Life Variable Universal Life Account ("the Account") in connection with the Post-Effective Amendment Number 8 to be filed by it and by the Company on Form S-6 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to certain group and individual Variable Universal Life Insurance Policies ("the Policies") to be issued by the Separate Account.


Based upon my review, I am of the following opinion:

     1. The Separate Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Minnesota;

     2. The issuance and sale of the Policies have been duly authorized by the Company and such Policies, when issued with and as described in the current Prospectus contained in the Registration Statement, as amended, and upon compliance with local and federal laws, will be legal and binding obligations of the Company in accordance with the terms of those Policies; and

     3. The assets held in the Separate Account not in excess of Contract liabilities and reserves are not chargeable with liabilities arising out of any other business the Company may conduct.



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Minnesota Life Insurance Company
April 4, 2001
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In arriving at the foregoing opinion, I have made such examination of law and examined such records or other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in the above-mentioned amendment to the Registration Statement.

Sincerely,

/s/ Donald F. Gruber

Donald F. Gruber
Assistant General Counsel

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